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                                                                   EXHIBIT 10.16

                                PRINTRONIX, INC.

                            1994 STOCK INCENTIVE PLAN

                       RESTRICTED STOCK PURCHASE AGREEMENT


        This Agreement is made as of October 8, 1997 between PRINTRONIX, INC., a Delaware corporation (hereinafter referred to as the "Company") and Gordon B. Barrus (hereinafter referred to as "Participant").

        1. Purposes. This Agreement is entered into pursuant to the terms of the Printronix, Inc. 1994 Stock Incentive Plan to provide Participant with an additional interest in and incentive to serve the Company. Nothing contained in this Agreement, however, shall be construed as obligating either Participant or the Company to continue Participant's employment or other affiliation with the Company.

        2. Sale of Shares. (a) Subject to the terms and conditions set forth in this Agreement, the Company hereby agrees to sell to Participant and Participant hereby agrees to purchase from the Company 20,000 shares of Common Stock, $.01 par value, of the Company (hereinafter collectively referred to as the "Shares" or singularly as a "Share") for a purchase price of $10.00 per Share, equal to an aggregate purchase price of $200,000.

           (b) As consideration for the Shares, Participant shall execute and deliver to the Company a promissory note in the principal amount of $200,000, payable as, and to the extent that, the Shares vest (as hereinafter defined), together with interest on the unpaid principal balance at the rate of 8.0% per annum. Participant may from time to time prepay all or any part of the balance due on the note without penalty. However, such prepayment shall not accelerate the vesting of any Shares. Participant shall be personally liable on the note, which shall be in the form set forth in Exhibit A hereto (the "Note").


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        3. Restrictions. Except as provided in this Paragraph 3 (as to the
Company's right to repurchase the Shares) and in Paragraph 4 (as to the pledge of Shares to the Company), Participant agrees not to sell, assign, transfer, pledge, or hypothecate in any way any of the Shares until they have "vested" (as hereinafter defined) and have been paid for and until they are no longer subject to divestment.

           The Company shall initially have the right to repurchase all of the Shares. The right to repurchase shall lapse as to 50% of the Shares at the end of each fiscal year, commencing with 1999, in which both of the following occur:
(I) sales for that fiscal year are at least 7% greater than for the immediately preceding fiscal year, and (ii) pre-tax earnings per share for that fiscal year are at least 15% greater than for the immediately preceding fiscal year. At the end of fiscal year 2001 or upon termination of employment or other affiliation, whichever occurs first, the Company shall repurchase all Shares as to which the right of repurchase has not lapsed. Because in the event of termination of employment or other affiliation, the Company's right to repurchase may again come into existence, as described below, none of the Shares can be sold prior to the end of the fiscal year 1999. Notwithstanding the foregoing, the Company shall repurchase all of the Shares at any time until the end of fiscal year 2001 if Participant voluntarily leaves the employ of or ceases affiliation with the Company, dies, or is terminated for cause. As the foregoing conditions have been satisfied as to any portion of the Shares, those Shares as to which the conditions have been satisfied and as to which the Company has no right to repurchase shall be deemed to be "vested."

           Repurchase by the Company shall be for a purchase price per Share equal to the price per Share paid by Participant, together with interest on the amount of said purchase price at a rate of 8.0% per annum from the date of purchase by Participant to the date of repurchase by the Company.


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           At such time that Participant's interest in any of the Shares is vested and is not subject to divestment, then to that extent Participant shall repay the Note and upon such repayment shall receive a certificate or certificates representing such vested shares. If repayment has not been made within 90 days of vesting, then the Company may repurchase the Shares.

        4. Pledge of Shares. Upon issuance and sale of the Shares to Participant, Participant shall deliver the certificate(s) representing the Shares to the Company, along with appropriate stock powers executed by Participant, to secure performance by Participant of his obligations under this Agreement. Participant agrees that in the event that any stock dividends, stock splits, reclassification, or other change is declared or made in the capital structure of the Company, all new, substituted and additional shares, or other securities, issued by reason of such change in respect to Shares that have not "vested" (as defined in Paragraph 3 hereof), shall be delivered forthwith to the Company and shall be held by the Company under the terms of this Agreement. The Company shall release from this pledge and deliver to Participant the certificate(s) representing any Shares that become "vested" as soon as reasonably practicable after they have become "vested", together with any additional shares or other securities under this pledge which may have been issued in respect to such "vested" Shares by reason of a change in the capital structure of the Company as provided above.

        5. Rights Incident to Shares. Subject to the provisions of this Agreement, Participant shall retain the right to vote the Shares and all other rights incidental to the ownership of the Shares; provided, however, that any cash dividends paid in respect to Shares that have not "vested" shall be used by Participant to pay the balance due on the Note.

        6. Participant hereby acknowledges that this transaction is subject to his reading and understanding the Summary of Certain Tax Consequences of Purchase of Restricted Stock attached hereto as Exhibit B.


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        7. Participant understands and agrees that the certificate(s) evidencing the Shares shall bear a legend evidencing the restrictions set forth in this Agreement and such other legend or legends as the Company may deem to be necessary or appropriate.

        8. This Agreement shall be binding upon the heirs, representatives, executors and successors of the parties hereto.

        9. This Agreement shall be construed and governed by the laws of the state of California.

        Executed at Irvine, California, as of the date first above written.


PRINTRONIX, INC.                                   PARTICIPANT


By:     ROBERT A. KLEIST                           GORDON B. BARRUS
        -------------------------------            -----------------------------
        Robert A. Kleist,                          Gordon B. Barrus
        President
























                                 PROMISSORY NOTE


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$200,000                                                      Irvine, California
                                                                 October 8, 1997


        For value received, the undersigned, Gordon B. Barrus, hereby promises to pay to PRINTRONIX, INC., a Delaware corporation, at 17500 Cartwright Road, Irvine, California 92614-9559, on order, the principal sum of Two Hundred Thousand Dollars ($200,000) together with interest on the unpaid principal balance from the date hereof at the rate of Eight percent (8.0%) per annum, until said principal and interest have been paid in full.

        Each payment shall be credited first on interest then due and the remainder on principal, and interest shall thereupon cease upon the principal so credited. The principal and interest are payable in lawful money of the United States of America.

        This note may be prepaid in whole or at any time or in part from time to time without penalty.

        Should default be made in payment of any installment when due, the remaining principal balance and interest accrued shall become immediately due and payable at the option of the holder of this note. In the event action shall be instituted for the collection of any amounts due under this note, the undersigned promises to pay such sum as the court may fix as attorneys' fees.

        This note is made in connection with that certain Printronix, Inc. 1994 Stock Incentive Plan Restricted Stock Purchase Agreement dated as of October 8, 1997, between the undersigned and Printronix, Inc. Repayment of this note shall be made in installments as the Shares vest as provided in that Agreement, the terms of which are incorporated herein by reference.

        This is a full recourse obligation. The undersigned understands that he is personally liable for the payments due under this Note.



                                                   GORDON B. BARRUS
                                                   -----------------------------
                                                   Gordon B. Barrus










                                    Exhibit A

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